                         CONSULTING EMPLOYMENT AGREEMENT

         THIS CONSULTING EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 1st day of January, 2000, by and between FINTUBE TECHNOLOGIES, INC., an Oklahoma corporation, with its principal place of business located at 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (the "COMPANY"), Jerry E. Ryan, an individual residing at 3201 East 65th Street, Tulsa, Oklahoma 74136 (the "EMPLOYEE"), and LONE STAR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business located at 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (the "GUARANTOR").

                                    RECITALS

         A. The Company has acquired substantially all of the assets of Fintube Limited Partnership, and has determined that it is in the best interest of the Company for the Company to employ the Employee to render advice to the Company for the term of this Agreement.

         B. The Employee has considerable knowledge and experience relating to the business of the Company, as a result of the Employees past service as the founder and the Chief Executive Officer of Fintube Limited Partnership, the predecessor of the Company.

         C. The Employee is willing to be employed by the Company to render advice to the Company, pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:

         1. EMPLOYMENT. For the term of this Agreement, the Company hereby employs the Employee and agrees to pay to or for the benefit of the Employee, the consideration set forth herein for the Employee's services hereunder. For the term of this Agreement, the Employee hereby accepts his employment by the Company for the consideration to be paid by the Company hereunder.

         2. ACTIVITIES OF EMPLOYEE. For the term of this Agreement, the Employee agrees to provide services to the Company with regard to the Company's business and operations, as mutually agreed by the Employee and the Company, at mutually acceptable times, in Tulsa, Oklahoma or at any other mutually satisfactory location.

                  The Employee shall advise the Company in connection with the maintenance and furtherance of satisfactory relationships between the Company and its existing and prospective customers and others having business relationships with the Company, and in connection with representing the Company to trade groups and other organizations generally. In addition, Employee will lead the development of major Company expansion strategies for international markets, including but not limited to Mexico and South America. Employee will assist in the preparation and evaluation of the Company's annual business and capital plan. Employee will also support the enhancement of the Company's customer, supplier and other industry relationships to expand markets and increase profitability. Employee will participate in the formulation of management development plans and key employee evaluations. Employee shall contribute to technology development and product enhancements for all product segments. Employee will assist Guarantor with corporate and investor relations, as needed.

         3. REPRESENTATIONS. WARRANTIES AND COVENANTS OF EMPLOYEE. The Employee represents and warrants that he has not committed to any employment or consulting duties, and will not, for the term of this Agreement, assume any such duties which would interfere with his provision of services to the Company hereunder.

         4. OFFICE/SECRETARIAL ASSISTANCE. For the term of this Agreement, the Company will pay the expense of the Employee's current office space and secretarial assistance in Tulsa, Oklahoma, to allow the Employee to provide the services required hereunder.

         5. CONSIDERATION. The Company shall pay to the Employee, for the Employee's services hereunder, the following amounts:

                  a) BASE CONSIDERATION. The Company shall pay to the Employee, commencing on January 1, 2000, and continuing on the 15th and the last day of each month thereafter until December 31, 2002, the amount of ELEVEN THOUSAND FOUR HUNDRED AND SEVENTEEN DOLLARS ($11,417) on the 15th and the last day of each month, as the Employee's "BASE CONSIDERATION"; and

                  b) BONUS CONSIDERATION. The Company shall pay an annual bonus to the Employee, in an amount to be determined by the Company in accordance with the bonus accrual and terms of the Fintube Limited Partnership bonus Agreement for the year ending December 31, l 999. For each calendar year thereafter for the term of this Agreement, the Company shall pay an annual bonus to the Employee at the Company's sole discretion (collectively, Employee's "BONUS CONSIDERATION").

         6. TERM. The term of this Agreement shall commence as of the date first set forth above, and shall continue until December 31, 2002, at which time this Agreement shall terminate, unless sooner terminated, or extended by the mutual Agreement of the parties hereto; provided, however, the termination of this Agreement shall not terminate, diminish or otherwise affect the obligations of the Employee to the Company set forth in paragraphs 16, 17 and 18 of this Agreement.

         7.       INSURANCE AND EXPENSES.

                  a) During the term of this Agreement, the Company, at its sole cost and expense, shall pay for and keep in full force and effect group hospitalization, basic health, disability, dental and major medical insurance that covers Employee and his wife. This insurance shall provide the Employee and his wife the coverage and benefits provided to all other employees of the Company; and

                  b) During the term of this Agreement, the Company, at its sole cost and expense, shall pay for and keep in full force and effect, existing life insurance policies or life insurance policies providing substantially equivalent benefits and having substantially equivalent terms, on the life of Consultant, with the beneficiary of said policies being any person designated by Consultant; and

                  c) During the term of this Agreement, the Company shall pay or promptly reimburse Employee for all travel, entertainment, telephone, office and other expenses paid or incurred by Employee in connection with the performance of his services under this Agreement, upon presentation of expense statements, vouchers, or other evidence of expense to the Company.

         8. STOCK OPTIONS. In consideration of Employee's agreements set forth in paragraphs 16, 17 and 18, Guarantor agrees to award to the Employee on the date hereof, the option to purchase 30,000 shares of the common stock of the Guarantor, pursuant to Guarantor's 1985 Long Term Incentive Plan.

         9. 401-K PARTICIPATION. For the term of this Agreement, the Employee shall be entitled to participate in the Company's 401-K Plan.

         10. REPRESENTATIONS. WARRANTIES. AND COVENANTS OF THE COMPANY/GUARANTOR. The Company and the Guarantor hereby represent and warrant that each entity has full power and legal right and authority to execute, deliver, and perform this Agreement, and that the officer executing this Agreement on behalf of each entity has the full power and authority to do so.

         11. INDEMNIFICATION OF EMPLOYEE. The Company and the Guarantor agree to pay for and provide to the Employee indemnity insurance that will indemnify and hold Employee harmless from any claims against Employee, on the same terms and conditions that benefit the officers and directors of the Guarantor. Such indemnity insurance will protect the Employee in the capacities in which he serves the Company and/or the Guarantor.

         12.      TERMINATION.

                  a) DEATH. In the event of death of Employee during the term of this Agreement, Employee's employment hereunder shall immediately terminate, and neither the Company, the estate, nor any other legal representative of Employee shall have any further rights or obligations under this Agreement;

                  b) DISABILITY. If Employee becomes incapacitated by reason of sickness, accident or other physical or mental disability and is unable to perform the essential functions of his position on a permanent basis, after taking into consideration reasonable accommodations, the services of Employee may be terminated by the Company upon thirty (30) days prior written notice to Employee, and neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in paragraphs 16, 17 and 18, which provisions shall survive such termination;

                  c) DUE CAUSE. The services of Employee may be terminated by the Company at any time during the term of this Agreement for Due Cause (as defined below). In the event of such termination, the Company shall pay to the Employee the Base Consideration and benefits identified in paragraphs 4, 5, 7, and 11 accrued to the date of such termination. Upon such payment by the Company, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in paragraphs
                           16, 17 and 18, which provisions shall survive such termination. For the purpose of this Agreement, "DUE CAUSE" shall relate solely to the activities of Employee identified in paragraph 2 herein above and shall mean: (i) willful failure to carry out a specific directive of the Board of Directors or the Chairman of the Board of the Company that continues for twenty (20) days after the Employee receives written notice of such directive; (ii) indictment of Employee for a felony; (iii) any failure of Employee to perform substantially his duties under this Agreement, which failure is not cured within thirty (30) days after written notice from the Board of Directors or the Chairman of the Board of the Company specifying the nonperformance and the requisite remedial action required of Employee; (iv) commission of any act intentionally against the interests of the Company which causes it material injury; or (v) commission of any material act of fraud or dishonesty.

                  d) OTHER TERMINATION BY THE COMPANY. The Company may terminate Employee's services prior to the expiration of the term of this Agreement for whatever reason it deems appropriate, or for no reason; provided, however, that in the event that such termination is not pursuant to paragraphs 12(a), 12(b) or 12(c), the Company shall continue to pay to Employee (or his estate or other legal representative in the case of the death of Employee subsequent to such termination), all of the unpaid Consideration provided for in paragraph 5 of this Agreement, and the benefits identified in paragraphs 7 and 11 of this Agreement through the end of the term of this Agreement; and

                  e) RIGHTS TO BENEFITS. Upon the termination of Employee's services under any provision contained in this paragraph 12, the rights and benefits of the Employee, his estate or other legal representative under any employee benefit plans or programs of the Company, if any, and Guarantor's 1985 Long-Term Incentive Plan will be determined in accordance with the terms and provisions of such plans and programs.

         13. OTHER ACTIVITIES. The Company hereby acknowledges and agrees that during the term of this Agreement, the Employee may engage directly or indirectly in other businesses and ventures that would not conflict with his rendering services to the Company hereunder or the terms of paragraphs 16, 17 or 18 of this Agreement.

         14. SCOPE OF AUTHORITY. It is specifically agreed that the Employee shall have no authority to speak for, make agreements on behalf of, or otherwise bind the Company.

         15. PAYMENT OF TAXES. Payment of compensation to the Employee shall be subject to all applicable federal and state withholding and payroll taxes.

         16. COVENANT AGAINST COMPETITION. Employees agrees that, for a period from the date hereof until the date which is two years after the date on which this Agreement terminates, he will not, directly or indirectly, engage in any of the following actions:

                  a) Either as employee, employer, consultant, agent, principal, partner, shareholder, corporate officer or director of any corporation, partnership or other entity, or in any other capacity, engage or participate in any business or activity that is in competition in any manner whatsoever with the business of the Company (including its subsidiaries) as conducted at any time during the term of this Agreement (the "Restricted Business") anywhere in North America The Restricted Business shall be the business of designing, manufacturing, processing, engineering and selling welded finned tubes, economizers, boilertubes, extended surface inside diameter tubing, and other products specifically marketed by the Company (including its subsidiaries) for use in heat recovery applications, steel coil slitting and storage, rolling steel rod to strip (oscillate wound products), and selling and licensing machinery and echnology related to the foregoing. However, nothing in this subsection
                           (a) shall preclude Employee from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of
                           1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers
                           Automated Quotation System or traded in the over-the-counter market.

                  b) Whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, endeavor to entice away from the Company (or any of its affiliates), or otherwise interfere with the Company's relationship (or that of any of its affiliates) with any person who is employed by or otherwise engaged to perform services for the Company (or any of its affiliates) (including, but not limited to, any independent sales representatives or organizations), or solicit or transact business with any person, partnership, firm, corporation or other business organization that has purchased products from the Company (including its subsidiaries) during the term of this Agreement.

                  If the scope of the restrictions in this Section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

         17. ASSIGNMENT OF INVENTIONS. All rights to discoveries, inventions, improvements, designs, work product and innovations (including without limitation all data and records pertaining thereto) that relate to the Company and its affiliates, whether or not specifically within Employee's duties or responsibilities and whether or not patentable, copyrightable or reduced to writing, that Employee may discover, invent, create or originate during the term of his employment hereunder, either alone or with others and whether or not during working hours or by the use of the facilities of the Company or its affiliates ("Inventions"), shall be the exclusive property of the Company and its affiliates. Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company and its affiliates, at the Company's expense, in obtaining, defending and enforcing the rights of the Company and its affiliates therein. Employee hereby appoints each of the Company and any of its affiliates as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company and any of its affiliates to protect or perfect its rights to any Inventions.

         18.      COVENANT OF CONFIDENTIALITY.

                  a)       DEFINITIONS. For the purpose of this Agreement:

                           i) "CONFIDENTIAL INFORMATION" means any and all discoveries, ideas, facts, inventions, or any other information relating to the operation of the Company's business, of whatever type and in whatever form, including but not limited to documents, reports, plans, proposals, marketing plans, sales plans, customer lists, or materials that come into the Employee's possession, and any other discoveries, ideas, business plans, or facts relating to any of the foregoing, whether developed by the Employee or by others; and

                           ii)      "TRADE SECRETS" means any and all
                                    Confidentiality Information that has
                                    economic value, actual or potential, because it is not generally known to persons who could obtain economic value from its disclosure or use, about which the Company has undertaken reasonable efforts to maintain its secrecy (whether or not divulged by the Employee or other employees or agents of the Company) and which has not previously been publicly released by duty authorized representatives of the Company.

                  b) DISCLOSURE. The Employee agrees that any and all Confidential Information and Trade Secrets received or developed by the Employee, or disclosed to the Employee, are to be used only for the purposes for which they are provided. The Employee also agrees that from the date of this Agreement to a date that is two (2) years after the date that this Agreement is terminated, the Employee shall not, directly or indirectly, except as required by the normal business of the Company, or as expressly authorized in writing by the board of directors of the Company, take the following actions, to wit:

                           i) disclose, publish or make available any Confidential Information or Trade Secrets, other than to an employee, officer or director of the Company who, in the reasonable exercise of the Employee's judgment, needs to know such Confidential Information or Trade Secrets in order to perform his or her duties to the Company;

                           ii) sell, transfer or otherwise use or exploit Confidential Information or Trade Secrets for any purpose other than those for which they were provided; and

                           iii)     permit the sale, transfer, use or
                                    exploitation of any Confidential Information or Trade Secrets by any third parties, including other employees of the Company who do not need to use or possess such Confidential Information or Trade Secrets to perform their duties to the Company.

                  c) PROPRIETARY RIGHTS. The Employee will regard and preserve as confidential all Trade Secrets and Confidential Information pertaining to the
                           Company, that have been obtained by the Employee.
                           The Employee understands that the Company is the sole owner of any and all proprietary rights in the Confidential Information and Trade Secrets, including, but not limited to, the right to use, sell, license or transfer the Confidential Information or Trade Secrets, and the right to make changes in them and the uses thereof as the company may from time to time determine. The Employee agrees to assign to the Company, without further consideration, all of his right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances, in and to all Confidential Information and Trade Secrets, which shall be the sole property of the Company, whether or not patentable. Upon the termination of this Agreement for any reason, the Employee agrees to immediately return all Confidential Information and Trade Secrets information to the Company.

         19. REASONABLENESS OF COVENANTS. The Company and the Employee acknowledge and agree that the covenants and agreements contained in this Agreement are reasonable in their geographic scope, duration and content, and neither the Employee nor the Company shall raise any issue of reasonableness of the geographic scope, duration or content of such covenants, in any proceeding to enforce such covenants or agreements.

         20. ASSIGNMENT. The obligations under this Agreement may not be assigned by any party hereto without the prior written consent to all of the other parties.

         21. GUARANTY. It is understood and acknowledged that the Guarantor is the direct or indirect parent of the Company and has a significant interest in ensuring that the Guarantor and the Company receive the advise of Employee during the term of this Agreement. As an inducement to the Employee to enter into this Agreement, the Guarantor has agreed to guarantee, and does hereby absolutely and unconditionally guarantee, the full and prompt performance of all of the covenants, agreements, and obligations of the Company under this Agreement.

         22. NOTICES. All notices and other communications hereunder or in connection herewith shall be deemed to have been duly given if they are in writing and delivered personally or sent by registered or certified mail, return receipt requested and first class postage prepared to the addresses shown above, unless notice of a change of address is given by one party to the other parties hereto pursuant to the provisions of this paragraph 22.

         23. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Oklahoma.

         24. ELECTION TO BECOME CONSULTANT. If Employee gives the Company 60 days prior notice that he wants to change his status from an employee of the Company to a consultant to the Company, the Company and Employee will amend this Agreement in the appropriate manner to reflect that change in status.

         25.      MISCELLANEOUS.

                  a) This Agreement shall constitute the only Agreement between the Company and Employee relating to the subject matter hereof, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect;

                  b) No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time; and

                  c) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

         WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the day and year first above written.

                                    "COMPANY"

                                    FINTUBE TECHNOLOGIES, INC.,
                                      an Oklahoma corporation

                                    By: /s/ Rhys J. Best
                                        -----------------------------------
                                            Rhys J. Best, President

                                    "EMPLOYEE"

                                    /s/ Jerry E. Ryan
                                    ---------------------------------------
                                        Jerry E. Ryan


                                    "GUARANTOR"

                                    LONE STAR TECHNOLOGIES, INC.,
                                       a Delaware corporation

                                    By: /s/ Rhys J. Best
                                       ----------------------------------------
                                            Rhys J. Best, Chairman of the Board
                                            Chief Executive Officer and
                                            President